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                       [ROBSON & MILLER. LLP LETTERHEAD]


                                                          October 30, 1997

James E. Newman
Coopers & Lybrand LLP
50 North Laura Street
Jacksonville, Florida 32202

                           Re: Waste Technology Corp.

Dear Mr. Newman,

                  I am enclosing herewith a copy of a Form 8K which was filed on this date with the Securities and Exchange Commission with reference to the termination of your firm as Certifying Accountants for Waste Technology Corp.

                  Please provide me with a letter addressed to the Commission stating whether Coopers & Lybrand agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.

                                                          Very truly yours,

                                                          /s/ Morton S. Robson

                                                          Morton S. Robson